Exhibit 10.7

Commercial Purchase Agreement between Ford Shelley, Jr. and the Company dated February 8, 2006.

Exhibit 10.7

Commercial Purchase Agreement and Deposit Receipt

BEACH FIRST NATIONAL BANK, hereinafter designated as SELLER, has received from FORD SHELLEY, JR., hereinafter designated as BUYER, the amount set forth below as DEPOSIT in Section 1.A on account of the TOTAL PURCHASE PRICE of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.0O) (the “Purchase Price”), for the land and building located at 1550 Oak Street, City of Myrtle Beach, County of Horry, State of South Carolina, more specifically described on the attached Exhibit A (the “Property”). This conveyance of the Property does not include furniture, furnishings, equipment and personal property of Seller located on the Property.

1.     FINANCING TERMS AND LOAN PROVISIONS
A.    $ 50,000.00 DEPOSIT (the “Deposit”) evidenced by check payable to Nelson Mullins Riley & Scarborough, LLP, and deposited as required by South Carolina law and South Carolina Real Estate Commission Rules and Regulations to be held in trust by Nelson Mullins Riley & Scarborough, LLP as Escrow Agent.
B.    $ 1,450,000.00 balance of Purchase Price payable at closing.

2.     CLOSING. On or before March 6, 2006, SELLER agrees to convey marketable title by delivery of a general warranty deed, free of encumbrances, except as herein stated. “Marketable Title” shall mean title for which Chicago Title Insurance Company (the “Title Company”) will issue, at its regular rates, an Owner’s and Lender’s Policy subject only to its standard exceptions, the Permitted Exceptions set forth in Section 11 and the restriction set forth in Section 4. SELLER agrees to pay the statutory deed recording fee, formerly know as documentary stamp taxes. At closing, BUYER agrees to pay by wire transfer to the trust account of the closing attorney the balance of the Purchase Price plus all costs.

3.     CONDITION OF PROPERTY: SELLER IS CONVEYING THE PROPERTY “AS IS” AND PURCHASER HAS INSPECTED THE PROPERTY, IS THOROUGHLY ACQUAINTED WITH ITS CONDITION AND AGREES TO TAKE THE PROPERTY “AS IS.” PURCHASER UNDERSTANDS AND ACKNOWLEDGES THAT EXCEPT FOR THE PROVISION OF SECTION 17, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY. PURCHASER HAS INSPECTED THE PROPERTY AND IS THOROUGHLY ACQUAINTED WITH ITS PRESENT CONDITION. PURCHASER IS RELYING SOLELY ON PURCHASER’S KNOWLEDGE, INSPECTION AND INVESTIGATION OF THE PROPERTY IN ENTERING INTO THIS AGREEMENT WITHOUT RELYING IN ANY MANNER ON ANY REPRESENTATIONS OR WARRANTY BY SELLER, OR ITS AGENTS, OR ANY LISTINGS, ADVERTISEMENTS OR BROCHURES.

4.     VESTED TITLE AND RESTRICTION. The deed shall be prepared in a name to be determined by the BUYER and shall state the true consideration of $1,500,000.00. The deed shall contain a restriction that the Property shall not be used for a Bank for a period of six (6) months after expiration of the lease set forth in Section 26.C. For the purposes of this restriction “Bank” shall be defined as a financial company which keeps insured deposits.

5.     SURVIVAL. The omission from closing of any provision herein shall not waive the right of any party. All representations or warranties shall survive the conveyance of the property.

6.     DEFINITIONS.

        “Days” means calendar days unless otherwise specified.
        “Date of Acceptance” means the date the SELLER accepts the offer or the BUYER accepts the counteroffer.
        “Delivered” means personally delivered or mailed by certified mail; in the event of mailing, delivery shall be deemed to have been made on the day following the dale of mailing evidenced by the postmark on the envelope containing the delivered mail.

7.     TIME IS OF THE ESSENCE. TIME IS OF THE ESSENCE FOR THIS AGREEMENT. All modifications and extensions shall be in writing and signed by all parties.

8.     CONDITIONS SATISFIED/WAIVED IN WRITING. Each condition or contingency, approval and disapproval herein shall be satisfied according to its terms or waived in writing by the benefiting party within the time limits specified (or any extension thereof agreed to by the parties in writing), or this Agreement shall terminate and all of the Deposit returned to BUYER to the date of cancellation of this transaction. This paragraph contemplates that each party shall diligently pursue the completion of this transaction.

9.     DESTRUCTION OF IMPROVEMENTS. If the improvements located on the Property are destroyed, materially damaged, or found to be materially defective prior to closing, BUYER shall have the option for ten (10) days thereafter of proceeding hereunder or of terminating this Agreement. In the event BUYER elects to terminate this Agreement, BUYER may terminate this transaction by written notice to SELLER’S and the Deposit shall be returned to BUYER.

In the event BUYER does not elect to terminate this Agreement, BUYER shall be entitled to receive in addition to the Property any insurance proceeds payable on account of the damage or destruction of the Property provided, however, in the event the insurance proceeds payable exceed the Purchase Price, the SELLER shall be entitled to the insurance proceeds in excess of the Purchase Price.

10.     NOTICE OF VIOLATIONS. By acceptance hereof, SELLER warrants that SELLER has no notice of violations relating to the Property from city, county, or state agencies or governmental authorities.

11.     EXAMINATION OF TITLE. In addition to any encumbrances referred to herein, BUYER shall take title to the property subject to the Permitted Exceptions as hereinafter defined. Within twenty (20) days of the execution of this Agreement Buyer shall order from the Title Company at Buyer’s expense, a Title Commitment with an effective date no earlier than thirty (30) days prior to the date of this Agreement issued through the Title Company and setting forth the state of title to the Property and all exceptions to coverage which would appear in an owner’s policy of title insurance, if issued, together with copies of all instruments identified in the Title Commitment as exceptions to title. If on or before ten (10) days of receipt of the Title Commitment, Buyer determines that the status of title reflected in such Title Commitment is unacceptable for any reasonable objection, Buyer shall so notify Seller in writing specifying such objectionable matters. Seller shall have a period of thirty (30) days following the receipt of such notice from Buyer to cure such defect; provided, however, that Seller shall not be obligated to cure any such defects. If Seller is unable or elects not to cure such defects or provide an alternative Title Commitment within the thirty (30) day period, within twenty (20) days following the expiration of such period Buyer may either terminate this Agreement or, at its election, maintain this Agreement in effect with the right to take title subject to such defects not cured by Seller, without any deduction or adjustment in the Purchase Price. If Buyer fails to notify Seller within ten (10) days of receipt of the Title Commitment of any objectionable matters set forth in the Title Commitment, then all matters set forth in Schedule B-2 of the Title Commitment shall be the “Permitted Exceptions.” Also, any objectionable matters which Seller is unable or elects not to cure which are accepted by Buyer shall also be Permitted Exceptions.

12.     PHYSICAL POSSESSION. SELLER shall remain in physical possession after Closing of the Property pursuant to the Lease Agreement described in Paragraph 26.c.

13.     ACCESS TO PROPERTY. Subject to bank security requirements, SELLER agrees to provide reasonable access to the property to BUYER and inspectors representing BUYER as provided in this Agreement and to representatives of lending institutions for appraisal purposes, as well as agents and contractors of BUYER.

14.     ADJUSTMENTS. Since SELLER is remaining in possession under the lease described in Paragraph 26.C, there shall be no proration of taxes, rents or insurance at closing.

15.     PROVISIONS. The following provisions are included in this Agreement.
A.     SUBJECT TO BUYER’S APPROVAL OF PEST CONTROL INSPECTION REPORT. Cost of Pest Control Report to be paid by SELLER. The main building and all structures on the property are to be inspected by a licensed pest control operator chosen by the BUYER. If such inspector recommends repair and/or treatment and/or if the inspecting pest control operator recommends further inspection of inaccessible areas, the SELLER, at SELLER’S option, may perform recommended repairs and/or treatment and/or may agree to the additional costs of such inspection and if there is damage, perform the additional repairs prior to the closing. If the SELLER does not elect to correct the damage or provide for treatment or perform the additional inspection, the BUYER’S obligation under this Agreement shall terminate and BUYER shall have all of the Deposit returned. If additional inspections are done and no such infestation or infection is discovered, the additional costs of inspecting such inaccessible areas and the work required to repair any damage caused by such additional inspections shall be paid by BUYER.
B.     INSPECTION OF PHYSICAL CONDITION OF PROPERTY. Prior to Closing, BUYER shall have the privilege and responsibility, at BUYER’S expense, to select licensed contractors or other qualified professionals to inspect the Property (including land and improvements), including but not limited to structural matters, geological, plumbing, heating, air conditioning, electrical, built-in appliances, well, pool, septic tank, hazardous and toxic materials, and survey. BUYER shall, upon SELLER’S written request, finish SELLER at no cost, copies of all inspection reports obtained. BUYER shall approve or disapprove all inspection reports obtained in writing within twenty (20) days of the acceptance of this Contract. If SELLER does not agree to correct any conditions unacceptable to BUYER within three (3) days from receipt of such notice, BUYER may elect to terminate this Agreement. In the event of such termination, all deposits shall be returned to BUYER and the parties shall have not further obligations hereunder.
C.     FLOOD HAZARD ZONE. BUYER has been advised that the Property is not located in an area which the Secretary of HUD has found to have special flood hazards.
D.     CERTIFICATE OF OCCUPANCY. SELLER warrants that a certificate of occupancy for the Property is in effect.

16.     FIXTURES. Except for the property listed on the attached Exhibit B, all items permanently attached to the property, including but not limited to attached floor covering, draperies, with hardware, shades, blinds, window and door screens, storm sash, combination doors, awnings, light fixtures, outdoor plants and trees, are included this conveyance free of liens, as well as any and all outdoor ornamental fixtures, or decorations unique to subject property.

17.     MAINTENANCE. SELLER covenants that the heating, air-conditioning, electrical, sewer, septic system, drainage, sprinkler, plumbing systems (including water heaters), as well as built-in appliances and other mechanical apparatus shall be in normal working order on the date possession is delivered.

18.     DEFAULT. If the BUYER shall default under this Agreement, the SELLER shall have the option of suing for damages or specific performance, including but not limited to, reasonable attorney’s fees or rescinding this Agreement. In the event the Agreement is rescinded, the earnest money shall be paid to SELLER.

Upon default by SELLER, the BUYER shall have the option of suing for damages or specific performance, or rescinding this Agreement. Upon default by the SELLER, if the BUYER elects to rescind this Agreement, BUYER will be refunded all sums paid hereunder.

19.     ATTORNEY FEE. In any action or proceeding involving a dispute between BUYER and SELLER arising out of the execution of this Agreement or the sale, the prevailing party shall be entitled to receive from the other party a reasonable attorney’s fee to be determined by a court of competent jurisdiction.

20.     EXPIRATION OF OFFER. This offer shall expire unless acceptance is delivered to BUYER on or before 5:00 PM, February 13, 2006.

21.     COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original hereof, and all of which shall together constitute one and the same instrument.

22.     ENTIRE AGREEMENT. This document contains the entire agreement of the parties and supersedes all prior agreements or representations with respect to the property which are not expressly set forth herein. This Agreement may be modified only in writing signed and dated by both parties.

23.     MEDIATION CLAUSE. Any dispute or claim arising out of or relating to this Agreement, the breach of this Agreement or the services provided in relation to this Agreement, shall be submitted to mediation in accordance with the Rules and Procedures of the Dispute Resolution System of the NATIONAL ASSOCIATION OF REALTORS®. Disputes shall included representations made by the BUYER, SELLER, or other person or entity in connection with the sale, purchase, financing, condition or other aspect of the property to which this Agreement pertains, including without limitation allegations of concealment, misrepresentation, negligence and/or fraud. Any agreement signed by the parties pursuant to the mediation conference shall be binding. This mediation clause shall be in effect for a period of 120 days after the date of closing. The following matters are excluded from mediation hereunder (a) judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage, or land contract (b) an unlawful detainer action; (c) the filing or enforcement of a mechanic’s lien; or (d) any matter which is within the jurisdiction of a probate court. The filing of a judicial action to enable the recording of a notice of pending action, order of attachment, receivership, injunction, or other provisional remedies, shall not constitute a waiver of the right to mediate under this provision, nor shall it constitute a breach of the duty to mediate.

24.     FOREIGN INVESTMENT AND REAL PROPERTY TAX ACT (IRS SECTION 1445). The Foreign Investment and Real Property Tax Act requires a BUYER purchasing real property from a foreign person to withhold tax from the sale proceeds unless an exemption applies, SELLER agrees to provide Broker with a certification establishing that no federal income tax is required, unless it is established that the transaction is exempt and the BUYER intends to use the property as personal residence due to existing laws at time of closing.

25.     SELLER COVENANTS. SELLER covenants and agrees to comply with South Carolina Section 12-8-580 (as amended from time to time), regarding withholding requirements of sellers who are not residents of South Carolina as defined in this given statute. SELLER also agrees to provide to BUYER a Certificate of Compliance from the S.C. Department of Revenue reflecting that no tax liability is outstanding or to provide a Transferor Affidavit as provided is SC Revenue Ruling # 03-1/13/03.

26.     ADDITIONAL TERMS AND CONDITIONS. The BUYER’s obligations to proceed under the terms of this Contract are expressly contingent upon the following additional conditions:
A. This contract is expressly contingent upon BUYER obtaining financing in the amount of no less than seventy percent (70%) of the appraised value.
B.     This contract is expressly contingent upon BUYER obtaining an appraisal from a licensed South Carolina appraiser either equal to or higher than the purchase price.
C. This contract is expressly contingent upon BUYER and SELLER entering into a lease agreement wherein SELLER shall lease back the Property from BUYER upon the following general terms and conditions:

1)	Term: Closing until July 31, 2006;
2)	Rental: $9500.00 per month;
3)	Renewal: Monthly basis until September 30, 2006;
4)	Maintenance, Taxes and Insurance: Paid by Seller.

27.     FACSIMILE: The parties agree that the offer, any counteroffer and the acceptance of any counteroffer may be communicated by use of a fax and the signatures, initial and handwritten or typewritten modification to any of the foregoing shall be deemed to be valid and binding upon the parties as if the original signature, initials and handwritten or typewritten modifications were present on the documents in the handwriting of each party.

28.     EXTENSION: The parties agree that if, through no fault of either party, the Closing does not occur on or before March 6, 2006, then either party may request and shall receive an automatic extension for up to fifteen (15) days.

29.     REAL ESTATE BROKER. BUYER and SELLER represent that neither have dealt with any broker, agent or other finder with respect to this Contract and the transaction contemplated hereby. Each party hereto agrees to indemnify, defend and save harmless the other party from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party or on its behalf with any broker or finder in connection with this Contract or transactions contemplated hereby.

30.     TAX-DEFERRED EXCHANGE. In the event Seller desires to effect a tax-deferred exchange in connection with conveyance of the Property, Buyer agrees to cooperate in effecting such exchange; provided, however, that Seller shall be responsible for all additional costs associated with such exchange, and provided further, that Buyer shall not assume any additional liability with respect to such tax-deferred exchange. Buyer shall execute such additional documents, at no cost to Buyer as shall be required to give effect to this provision.

THIS IS A LEGALLY BINDING AGREEMENT. BOTH BUYER AND SELLER SHALL SEEK FURTHER ASSISTANCE IF THE CONTENTS ARE NOT UNDERSTOOD.

RECEIPT AND ACKNOWLEDGMENT OF BUYER

THE UNDERSIGNED BUYER ACKNOWLEDGES THAT BUYER HAS THOROUGHLY READ AND APPROVED EACH OF THE PROVISIONS CONTAINED HEREIN AND AGREES TO PURCHASE THE HEREIN DESCRIBED PROPERTY FOR THE PRICE AND ON THE TERMS AND CONDITIONS SPECIFIED. BUYER ACKNOWLEDGES RECEIPT OF A COPY OF THIS AGREEMENT. THE UNDERSIGNED BUYER FURTHER UNDERSTANDS THAT UNLESS STATED OTHERWISE HEREIN, THE PROPERTY IS BEING SOLD IN ITS PRESENT CONDITION ONLY, WITHOUT WARRANTIES OR GUARANTEES OF ANY KIND BY SELLER OR ANY OTHER BROKER OR AGENT. BUYER STATES THAT NO REPRESENTATIONS CONCERNING THE CONDITION OF THE PROPERTY ARE BEING RELIED UPON BY BUYER EXCEPT AS STATED HEREIN. BUYER ACKNOWLEDGES THAT NEITHER ANY BROKER OR AGENT INVOLVED IN THIS TRANSACTION IS AN EXPERT AT DETECTING OR REPAIRING PHYSICAL DEFECTS IN THE PROPERTY.

Buyer: /s/ Ford Shelley, Jr.	Date February 7, 2006	Time 1:10 p.m.
Ford Shelley, Jr.

Witness: /s/ x

                                                                          RECEIPT AND ACKNOWLEDGEMENT OF SELLER
THE UNDERSIGNED SELLER ACKNOWLEDGES THAT SELLER HAS THOROUGHLY READ THE PROVISIONS OF THIS AGREEMENT ANT) AGREES TO SELL THE HEREIN DESCRIBED PROPERTY FOR THE PRICE AND ON THE TERMS AND CONDITIONS SPECIFIED. SELLER ACKNOWLEDGES RECEIPT OF A COPY 0F THIS AGREEMENT.

Seller: BEACH FIRST NATIONAL BANK	Date February 8, 2006	Time 7:45 p.m.

By: Walter E. Standish, III
Its: President

Witness: /s/ x

EXHIBIT A

DESCRIPTION OF PROPERTY